EXHIBIT 23.2


December 8, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

Re: Wolf Industries, Inc.

We have prepared the auditors' report and the audited financial statements for Wolf Industries Inc., for the fiscal year ended December 31, 1997 included in said Company's Annual Report on form 10-KSB and do hereby consent to the incorporation by reference of our auditor's report and audited financial statements in the Company's registration statement on form S-8 in which this consent is included as an exhibit.

Very truly yours,

DICK COOK SCHULI


Signed Dick Cook Schulli
Garry Cook, CA

GV/vld